Exhibit 10.3

AMENDMENT TO LETTER AGREEMENT

This AMENDMENT TO LETTER AGREEMENT (this “Amendment”) is made and entered into as of August 15, 2023, by and among (i) two, a Cayman Islands exempted company with limited liability (the “Company”), (ii) HC PropTech Partners III, LLC, a Delaware limited liability company (the “Sponsor”), (iii) two sponsor, a Cayman Islands company with limited liability (the “Original Sponsor”), and (iv) each of the undersigned Persons holding Founder Shares listed on the signature pages hereto and any Persons holding Founder Shares that become a party to this Agreement after the date hereof (collectively, the “Other Holders” and, collectively with the Sponsor and the Original Sponsor, an “Insider” and, collectively, the “Insiders”), pursuant to the terms of the Letter Agreement (as defined below). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Original Agreement (as defined below) and, if such term is not defined in the Original Agreement, then in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, Company, the Sponsor, the Original Sponsor and the other undersigned Insiders are parties to that certain Letter Agreement, dated as of March 29, 2021 (the “Original Agreement” and, as amended by this Amendment, the “Letter Agreement”), pursuant to which the Sponsor, the Original Sponsor and the other undersigned Insiders agreed, among other matters, to certain transfer restrictions with respect to the Founder Shares and the Private Placement Shares (or shares issued or issuable upon the conversion or exercise thereof);

WHEREAS, on or about the date hereof, the Company and LatAm Logistic Properties S.A., a company incorporated under the Laws of Panama (“LLP”), entered into, and upon execution of a Joinder Agreement, each of a to-be-formed Cayman Islands exempted company limited by shares (“Pubco”), a to-be-formed Cayman Islands exempted company limited by shares to be a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and a to-be-formed company incorporated under the Laws of Panama to be a wholly-owned Subsidiary of Pubco (“LLP Merger Sub”), will enter into, that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”).

WHEREAS, pursuant to the Business Combination Agreement, subject to the terms and conditions thereof, upon the consummation of the transactions contemplated thereby (the “Closing”), (a) SPAC Merger Sub shall merge with and into SPAC, with SPAC continuing as the surviving entity (the “SPAC Merger”), and, in connection therewith, each issued and outstanding security of SPAC immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco; (b) LLP Merger Sub shall merge with and into LLP, with LLP continuing as the surviving entity (the “LLP Merger” and, together with the SPAC Merger, the “Mergers”), and, in connection therewith, (i) the shares of LLP issued and outstanding immediately prior to the Effective Time shall be cancelled in exchange for the right of the holders thereof to receive Pubco Ordinary Shares, and (ii) any Company Convertible Securities will be terminated; and (c) as a result of such Mergers, SPAC and LLP each shall become wholly owned Subsidiaries of Pubco, and Pubco shall become a publicly traded company, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the applicable provisions of the Cayman Islands Companies Act, Law 32 and other applicable Law;

WHEREAS, the parties hereto desire to amend the Original Agreement (i) to add Pubco as a party to the Letter Agreement, (ii) to revise the terms thereof in order to reflect the transactions contemplated by the Business Combination Agreement, including the issuance of Pubco Ordinary Shares in exchange for Company Ordinary Shares, (iii) to amend the terms of the Lock-up set forth in Section 5 of the Original Agreement and (iv) to grant LLP certain rights to enforce the terms of the Letter Agreement; and

WHEREAS, pursuant to paragraph 12 of the Original Agreement, the Original Agreement can be amended as to any particular provision by a written instrument executed by each Insider that is the subject of any such change, amendment, modification or waiver and the Sponsor.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Addition of the Pubco as a Party to the Letter Agreement. The parties hereby agree to add Pubco as a party to the Letter Agreement upon Pubco’s execution of a joinder agreement in the form attached as Exhibit A hereto (a “Letter Agreement Joinder”). The parties further agree that, from and after the Closing, (i) all of the rights and obligations of the Company under the Letter Agreement shall be, and hereby are, assigned and delegated to Pubco as if it were the original “Company” party thereto, and (ii) all references to the Company under the Letter Agreement relating to periods from and after the Closing shall instead be a reference to Pubco. Upon Pubco’s execution of this Amendment through the execution of the Letter Agreement Joinder, Pubco agrees to be bound by and subject to all of the terms and conditions of the Letter Agreement, as amended by this Amendment, from and after the Closing as if it were the original “Company” party thereto.

2. Amendments to the Original Agreement. The Parties hereby agree to the following amendments to the Original Agreement:

(a) Clause (a) of Section 5 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(a) The Sponsor and the Insiders each agree that they shall not Transfer any Founder Shares or Private Placement Shares, if any (the “Lock-up”), until the earliest of (A) one year after the completion of the Company’s initial Business Combination and (B) the date following the completion of an initial Business Combination on which the Company completes a third-party tender offer, stock sale, liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of the Public Shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Lock-up Period”). Notwithstanding the foregoing, if, subsequent to a Business Combination, the closing price of the Ordinary Shares equals or exceeds $12.50 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 180 days after the Company’s initial Business Combination, fifty percent (50%) of the Founder Shares and the Private Placement Shares, if any, held by such Person shall be released from the Lock-up. Notwithstanding anything to the contrary set forth herein, in the event that, following the completion of an initial Business Combination and during the Lock-up Period, the Company determines to effectuate a public offering of equity securities pursuant to a registration statement filed with the Commission under the Securities Act of 1933, as amended (a “Follow-On Offering”), and in the Company’s sole discretion (for the avoidance of doubt, not as a result of the exercise of piggyback registration rights) determines to permit shareholders of the Company who have shares subject to lock-up to sell equity securities as a secondary offering in such Follow-On Offering (any such shareholders, “Selling Shareholders”), then the Sponsor and the Insiders shall be offered the opportunity to sell up to such Person’s pro rata share of all equity securities permitted to be sold by all Selling Shareholders in such Follow-On Offering and any securities otherwise subject to the Lock-up offered or sold in such Follow-On Offering shall be released from the Lock-up restrictions hereunder. Any such Follow-On Offering in which Selling Shareholders participate shall be effectuated pursuant to the provisions of any registration rights agreement entered into in connection with the initial Business Combination and that certain Registration and Shareholder Rights Agreement, dated as of March 29, 2021, by and among the Company, the Sponsor and the other “Holder” parties named therein (as the same may be amended and/or restated from time to time), as applicable, governing piggyback registrations.”

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(b) The defined terms in this Amendment, including in the preamble and recitals hereto, and the definitions incorporated by reference from the Business Combination Agreement, are hereby added to the Letter Agreement as if they were set forth herein.

(c) The parties hereby agree that from and after the Closing, the terms “Ordinary Shares”, “Founder Shares”, “Public Shares” and “Private Placement Shares”, as used in the Letter Agreement shall include any and all Pubco Ordinary Shares into which any such securities shall convert in the SPAC Merger (and any other securities of Pubco or any successor entity issued in consideration of, including as a stock split, dividend or distribution, or in exchange for, any of such securities).

(d) Any reference to the term “including” (and with correlative meaning “include”) in the Letter Agreement means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”.

3. Termination of Business Combination Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Amendment and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

4. Specific Performance. Each party acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of the Letter Agreement by any party, money damages may be inadequate and the non-breaching parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of the Letter Agreement were not performed by an applicable party in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to seek an injunction or restraining order to prevent breaches of the Letter Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under the Letter Agreement, at law or in equity.

5. Intended Third Party Beneficiary. The parties acknowledge and agree that until the Closing occurs, LLP is an intended third-party beneficiary of paragraphs 3 and 5 of the Letter Agreement and this paragraph 5 of this Amendment and shall be entitled prior to the Closing to enforce such sections as an actual party thereto. Each of the parties to the Letter Agreement agrees that prior to the Closing, the Letter Agreement shall not be modified or amended, and no waiver shall be granted by the Company, without the express prior written consent of LLP. In addition, the Company agrees from the date hereof until the Closing to strictly enforce the terms hereof, and not grant any waiver under, any agreement or instrument that purports to limit or prohibit the transfer, disposal or sale of any Company securities held by any Person.

6. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Original Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Letter Agreement in the Original Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Letter Agreement, as amended by this Amendment (or as the Letter Agreement may be further amended or modified in accordance with the terms thereof and hereof). The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Original Agreement, including paragraph 17 thereof.

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW}

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IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its representative thereunto duly authorized this Amendment to Letter Agreement as of the date first above written.

Sincerely

The Company:

two

By:	/s/ Thomas D. Hennessy
Name:	Thomas D. Hennessy
Title:	Chairman, Chief Executive Officer, and President

Sponsor:

HC PropTech Partners III, LLC

By:	/s/ Thomas D. Hennessy
Name:	Thomas D. Hennessy
Title:	Authorized Signatory

{Signature Page to Amendment to Letter Agreement}

Original Sponsor:

two sponsor

By:	A-Star Investments, LLC, its sole member

By:	/s/ Kevin Earnest Hartz
Name:	Kevin Earnest Hartz
Title:	Managing Member

Insiders:

/s/ Kevin Earnest Hartz
Kevin Earnest Hartz

/s/ Troy Bennett Steckenrider III
Troy Bennett Steckenrider III

/s/ Gautam Gupta
Gautam Gupta

/s/ Piette Lamond
Pierre Lamond

Michelle Gill

/s/ Ryan Petersen
Ryan Petersen

/s/Gloria Fu
Gloria Fu

/s/ M. Joseph Beck
M. Joseph Beck

/s/ Adam Blake
Adam Blake

/s/ Jack Leeney
Jack Leeney

/s/ Garth Mitchell
Garth Mitchell

/s/ Dave Eisenberg
Dave Eisenberg

{Signature Page to Amendment to Letter Agreement}

Exhibit A

Form of Pubco Joinder to Letter Agreement

This Joinder Agreement, dated as of [●] 2023 (this “Joinder”), is executed and delivered by [Pubco], a Cayman Islands exempted company limited by shares (“Pubco”), pursuant to the amendment to letter agreement, dated as of August 15, 2023 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Amendment to Letter Agreement”), by and among (i) two, a Cayman Islands exempted company with limited liability (the “Company”), (ii) HC PropTech Partners III LLC, a Delaware limited liability company (the “Sponsor”), (iii) two sponsor, a Cayman Islands company with limited liability, and (iv) each of the Insiders party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Letter Agreement (or if not defined therein, in the Business Combination Agreement (as such term is defined in the Letter Agreement)).

1.	Joinder to the Letter Agreement. Upon the execution of this Joinder by Pubco and delivery hereof to the Company and the Sponsor, Pubco shall become party to the Letter Agreement, and shall be bound by and subject to all of the terms and conditions of the Letter Agreement, from and after the Closing as if it were the original “Company” party thereto. Pubco hereby acknowledges that it has received and reviewed a complete copy of the Letter Agreement.

2.	Incorporation by Reference. All terms and conditions of the Letter Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

IN WITNESS WHEREOF, Pubco has duly executed and delivered this Joinder as of the date first above written.

Pubco:

[PUBCO]

By:
Name:
Title: